EXHIBIT 99.1
PubMatic Announces Third Quarter 2021 Financial Results
Delivered record revenue of $58.1 million, generated $13.5 million in GAAP net income and $24.3 million in adjusted EBITDA;
Fourth consecutive quarter of best-in-class organic revenue growth over 50%, net margin over 10%
and adjusted EBITDA margin over 30%;
Raising full year 2021 financial outlook

NO-HEADQUARTERS/REDWOOD CITY, Calif., November 9, 2021 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), a sell-side platform that delivers superior outcomes for digital advertising, today reported financial results for the third quarter ending September 30, 2021.

“We delivered record revenue in the third quarter, well ahead of our expectations. This quarter marks our fourth consecutive quarter of organic revenue growth above 50% and adjusted EBITDA margin over 30%,” said Rajeev Goel, co-founder and CEO at PubMatic. “We use a land and expand approach, coupled with a usage-based revenue model. When we deliver incremental value to our customers, we participate in their upside which further accelerates our profitable business model and enables us to invest for future growth. This flywheel positions us well for sustained and profitable growth and market share gains.”
Third Quarter 2021 Financial Highlights
•Revenue in the third quarter of 2021 was $58.1 million, an increase of 54% over $37.8 million in the same period of 2020;
•GAAP net income was $13.5 million, or $0.24 per diluted share in the third quarter, an increase over net income of $6.2 million, or $0.10 per diluted share in the same period of 2020;
•Net dollar-based retention1 was 157% for the trailing twelve months ended September 30, 2021, an increase from 110% in the comparable trailing twelve month period a year ago;
•Adjusted EBITDA was $24.3 million, or 42% margin, compared to adjusted EBITDA of $13.4 million, or 35% margin, in the same period of 2020;
•Net cash provided by operating activities was $26.4 million, an increase of 617%, compared to $3.7 million in the same period of 2020; and
•Total cash, cash equivalents, and marketable securities of $136.7 million with no debt, an increase of 12% from the second quarter of 2021.

1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended September 30, 2020 (“Prior Period Revenue”). We then calculate the revenue from these same publishers in the trailing twelve months ended September 30, 2021 (“Current Period Revenue”). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods.

The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.
Third Quarter 2021 Business Highlights
•Processed 23.9 trillion impressions in the third quarter, a 103% increase over a year ago as publishers continued to expand their inventory on the PubMatic platform;
•Revenue from fast-growing advertising formats mobile and omnichannel video, which includes CTV,2 grew 64% year-over-year and represented 65% of total revenue in the third quarter;
•Revenue from CTV² grew by more than seven times over the third quarter of 2020. As of the end of the third quarter of 2021, we programmatically monetized CTV inventory from 154 publishers, up from 114 publishers in the second quarter of 2021;
•We are well diversified across more than 20 verticals and primarily associated with brand advertising spend. The top 10 ad verticals, in aggregate, grew over 70% year over year. Excluding political ads, spending across every vertical was up at least double digits over the third quarter of 2020;
•In the third quarter, we entered into a record number of supply path optimization deals with advertisers;
•Adoption of new products, including Identity Hub and Audience Encore, led to expanded use of our platform. Over two-thirds of our third quarter revenue had alternative identifiers to the third-party cookie and Apple’s IDFA in place; and
•Global headcount increased by more than 20% in the first nine months of 2021, with the majority of new hires in technology and go-to-market teams.

“In the third quarter, we delivered exceptional results. Our track record indicates we are driving a distinct and sustainable combination of high revenue growth, GAAP profitability, and cash flow,” said Steve Pantelick, CFO at PubMatic. “Our diversified platform and strong customer alignment, via our usage-based model, drives high revenue retention rates and provides a greater level of visibility into our future revenue. Given this, we are raising our full year 2021 expectations for the third time this year to reflect over 50% year over year revenue growth.”
Financial Outlook
Our guidance assumes that the global economy continues to recover and we do not have any major COVID-19-related setbacks that may cause economic conditions to deteriorate or otherwise significantly reduce advertiser demand. Accordingly, we estimate the following:
•For the fourth quarter 2021, we expect revenue to be in the range of $74 million to $76 million, representing growth of 32% to 35% over Q4 2020. We expect adjusted EBITDA to be in the range of $28 million to $30 million, representing approximately a 40% margin.
•For the full year 2021, we are raising our outlook and we now expect revenue to be in the range of $225 million to $227 million (previously $205 million to $209 million) representing year-over-year growth of 51% to 53% (previously 38% to 40%) over 2020. We now expect adjusted EBITDA to be in the range of $86 million to $88 million (previously $65 million to $68 million) or 38% to 39% margin (previously 30% to 32%).
•For the full year 2022, we expect revenue of at least $281 million, and delivering an adjusted EBITDA margin greater than 30%.
2 References to connected TV (CTV) include over-the-top (OTT)

Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, November 9, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income, we believe that adjusted EBITDA and adjusted EBITDA margin, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income adjusted for stock-based compensation expense, depreciation and amortization, impairments of long-lived assets, interest income, and provision for income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue.
In addition to operating income and net income, we use adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as impairments of long-lived assets, that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;
•Our management uses adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of this non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us and;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
Because of these and other limitations, you should consider adjusted EBITDA along with other GAAP-based financial performance measures, including net income and our GAAP financial results.

Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for the full year 2021 and 2022. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and is available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. All information in this press release is as of November 9, 2021. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic delivers superior revenue to publishers by being an SSP of choice for agencies and advertisers. PubMatic’s cloud infrastructure platform for digital advertising empowers app developers and publishers to increase monetization while enabling media buyers to drive return on investment by reaching and engaging their target audiences in brand-safe, premium environments across ad formats and devices. Since 2006, PubMatic has been expanding its owned and operated global infrastructure and continues to cultivate programmatic innovation. With a globally distributed workforce and no corporate headquarters, PubMatic operates 15 offices and eight data centers across North America, Europe and Asia Pacific.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
ASSETS	2021	2020
Current Assets
Cash and cash equivalents	$89,376	$81,188
Marketable securities	47,355	19,793
Accounts receivable - net	228,387	219,511
Prepaid expenses and other current assets	12,974	6,622
Total Current Assets	378,092	327,114
Property, equipment and software - net	51,927	30,044
Goodwill	6,250	6,250
Deferred income tax asset	495	762
Other assets, non-current	2,081	7,076
TOTAL ASSETS	$438,845	$371,246
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$195,332	$176,731
Accrued liabilities	17,661	14,844
Total Current Liabilities	212,993	191,575
Deferred tax liability	2,698	1,561
Other liabilities, non-current	2,317	2,683
TOTAL LIABILITIES	218,008	195,819
Stockholders' Equity:
Common stock	6	6
Treasury stock	(11,486)	(11,434)
Additional paid-in capital	161,261	144,163
Accumulated other comprehensive income	—	1
Retained earnings	71,056	42,691
Total Stockholders' Equity	220,837	175,427
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$438,845	$371,246

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue	$58,086	$37,797	$151,352	$92,506
Cost of revenue(1)	16,020	10,491	41,408	29,736
Gross profit	42,066	27,306	109,944	62,770
Operating expenses:(1)
Technology and development	4,139	3,390	11,738	9,280
Sales and marketing	15,004	10,911	41,790	30,142
General and administrative	8,875	5,214	25,593	13,799
Total operating expenses	28,018	19,515	79,121	53,221
Operating income	14,048	7,791	30,823	9,549
Total other income (expense), net	277	61	237	343
Income before income taxes	14,325	7,852	31,060	9,892
Provision for (benefit from) income taxes	799	1,621	2,695	2,104
Net income	$13,526	$6,231	$28,365	$7,788

Net income per share attributable to common stockholders:
Basic	$0.27	$0.12	$0.57	$0.10

Diluted	$0.24	$0.10	$0.50	$0.09
Weighted-average shares used to compute net income per
share attributable to common stockholders:
Basic	50,559,636	10,335,359	49,754,449	10,178,598

Diluted	56,498,891	15,876,890	56,575,867	14,072,248

(1)Stock based compensation expense includes the following:

STOCK BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Cost of revenue	$233	$10	$605	$30
Technology and development	586	222	1,646	377
Sales and marketing	1,388	358	3,839	721
General and administrative	1,507	854	4,418	1,311
Total stock-based compensation	$3,714	$1,444	$10,508	$2,439

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended September 30,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$28,365	$7,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,992	11,574
Stock-based compensation	10,508	2,439
Provision for doubtful accounts	—	319
Deferred income taxes	1,404	92
Accretion of discount on marketable securities	(46)	(135)
Other	(2)	32
Changes in operating assets and liabilities:
Accounts receivable	(8,876)	(23,190)
Prepaid and other assets	(6,620)	(996)
Accounts payable	16,648	18,289
Accrued expenses	3,195	465
Other non-current liabilities	(366)	(971)
Net cash provided by operating activities	60,202	15,706
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(22,846)	(12,885)
Capitalized software development costs	(6,755)	(5,638)
Purchases of marketable securities	(53,118)	(22,313)
Proceeds from sales of marketable securities	—	2,295
Proceeds from maturities of marketable securities	25,600	26,750
Net cash used in investing activities	(57,119)	(11,791)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock for employee stock purchase plan	2,635	—
Proceeds from repayments of stockholders’ notes receivable	—	4,268
Proceeds from exercise of stock options	3,327	94
Payments for offering costs	(805)	(1,914)
Payments to acquire treasury stock	(52)	(1)
Net cash provided by financing activities	5,105	2,447
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,188	6,362
CASH AND CASH EQUIVALENTS - Beginning of period	81,188	34,250
CASH AND CASH EQUIVALENTS - End of period	$89,376	$40,612

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income	$13,526	$6,231	$28,365	$7,788
Add back (deduct):
Stock-based compensation	3,714	1,444	10,508	2,439
Depreciation and amortization	6,304	4,178	15,992	11,574
Interest income	(79)	(83)	(208)	(475)
Provision for income taxes	799	1,621	2,695	2,104
Adjusted EBITDA	$24,264	$13,391	$57,352	$23,430